EXHIBIT 99.4
ANNEX A
Explanation of Non-GAAP Financial Measures
(All dollar amounts are in thousands)
     The accompanying WebMD Health Corp. press release, financial tables and financial guidance summary include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures represent earnings before interest, taxes, non-cash and other items (which we refer to as “Adjusted EBITDA”) and related per share amounts. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for, “net income” calculated in accordance with GAAP. The tables and the financial guidance summary attached to the accompanying press release include reconciliations of non-GAAP financial measures to GAAP financial measures.
     Adjusted EBITDA is used by WebMD’s management as an additional measure of WebMD’s overall performance and its reporting segments’ performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help WebMD’s management identify additional trends in WebMD’s and its reporting segments’ financial results that may not be shown solely by period-to-period comparisons of net income. In addition, WebMD uses Adjusted EBITDA in the incentive compensation programs applicable to many of its employees in order to evaluate WebMD’s performance. WebMD management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income, as well as trends in those items. The amounts of those items are set forth, for the applicable periods, in the reconciliations of Adjusted EBITDA to net income included in the tables and the financial guidance summary attached to the accompanying press release.
     WebMD believes that the presentation of Adjusted EBITDA is useful to investors in their analysis of WebMD’s results for reasons similar to the reasons why WebMD’s management finds it useful and because it helps facilitate investor understanding of decisions made by WebMD’s management in light of the performance metrics used in making those decisions. In addition, as more fully described below, WebMD believes that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to net income, helps investors make comparisons between WebMD and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is intended to provide a supplemental way of comparing WebMD with other public companies and is not intended as a substitute for comparisons based on “net income” calculated in accordance with GAAP. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules.
     The following is an explanation of the items excluded by WebMD from Adjusted EBITDA but included in net income/(loss):

•	Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. WebMD excludes depreciation and amortization expense from Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of WebMD’s business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, WebMD believes this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•	Stock-Based Compensation Expense. Prior to January 1, 2006, WebMD accounted for stock-based compensation based upon Accounting Principles Board Opinion No.25 “Accounting for Stock Issued to Employees” (“APB 25”). In accordance with APB 25, stock-based compensation was determined using the intrinsic value method. As of January 1, 2006, WebMD adopted Statement of Financial Accounting Standards No.123R, “Share-Based Payment” (“SFAS 123R”) and accounts for stock-based compensation under the fair value method. WebMD utilized the modified prospective transition method under SFAS 123R and, accordingly, prior period results have not been restated. WebMD believes that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in its operating performance that are not impacted by the adoption of SFAS 123R. Additionally, because of alternative available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting SFAS 123R, WebMD believes that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between WebMD’s operating performance and the operating performance of other companies. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future. Stock-Based compensation expenses included in the Statement of Operations are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
(amounts in thousands)
Non-cash stock-based compensation included in:
Cost of operations	$(1,633)	$(167)	$(8,744)	$(394)
Sales and marketing	$(1,260)	$(116)	$(5,870)	$(368)
General and administrative	$(2,564)	$(1,051)	$(12,083)	$(1,553)
•	Non-Cash Advertising Expense. This expense relates to the usage of non-cash advertising obtained from News Corporation (“Newscorp”) in exchange for equity securities issued by our parent, Emdeon Corporation in 2000. The advertising is available only on various Newscorp properties, primarily its television network and cable channels without any cash cost to WebMD. The amount of advertising that can be used in any year is subject to annual contractual limitation and expires in 2010. WebMD does not incur any other cash expenses related to airing of television advertising. WebMD excludes this expense from Adjusted EBITDA (i) because it is a non-cash expense, (ii) because it is incremental to other non-television cash advertising expense that WebMD otherwise incurs, (iii) because WebMD has not and believes it will not incur cash expenses relating to television advertising in the future and (iv) to assist management and investors in comparing its operating results over multiple periods. Investors should note that it is likely that WebMD derives some benefit from such advertising and that such expenses will recur in the future. Non-cash advertising expenses included in the Consolidated Statement of Operations in Sales and Marketing expense were $2,961 and $3,826 for the three months ended December 31, 2006 and 2005, respectively, and $7,415 and $8,656 for the years ended December 31, 2006 and 2005, respectively. Non-cash advertising expenses included in Cost of Operations expense were $45 and $336 for the three months and year ended December 31, 2005, respectively.
•	Interest Income. Interest income is associated with the level of marketable debt securities and other interest bearing accounts in which WebMD invests. Interest income varies over time due to varying levels of amounts available for investment. Transactions that WebMD has entered into in recent periods that have impacted amounts available for investment include the initial public offering of equity in WebMD and acquisitions of other companies for varying amounts of cash since our initial public offering. Additional financing transactions as well as potential acquisitions that WebMD may enter into in the future could impact the levels and timing of securities available for investment. WebMD excludes interest income from Adjusted EBITDA (i) because these items are not directly attributable to the performance of WebMD’s business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income will recur in future periods.
•	Income Tax Provision. WebMD had a net operating loss (NOL) carryforward of approximately $240,000 as of the year ended December 31, 2006. Due to a limited history of generating taxable income, WebMD maintains a full valuation allowance on these NOL carryforwards. As WebMD uses these NOL carryforwards, the related valuation allowances are reversed through the income statement. The timing of such reversals is not consistent and as a result, WebMD’s income tax expense can fluctuate significantly from period to period in a manner not directly related to WebMD’s operating performance. WebMD excludes the income tax provision from Adjusted EBITDA (i) because it believes that the income tax provision is not directly attributable to the underlying performance of WebMD’s business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes. Investors should note that income tax provision will recur in future periods.

3